Exhibit 99.1

Millennial Media Names Jason Kelly President

of Managed Media Business

— Seasoned Digital Media Executive to Lead Global Brand and Performance Sales, Underscoring Importance of Company’s Traditional Business as it Continues to Expand Programmatic Capabilities and Expertise —

Baltimore, MD (October 1, 2014) — Millennial Media (NYSE: MM), the leading independent mobile ad company, today announced that former Sociomantic and Admeld executive Jason Kelly is joining as President of the Company’s Managed Media business. Reporting to CEO and President Michael Barrett, Kelly will be responsible for leading the Company’s global brand and performance sales teams. Kelly is expected to join the Company in mid-October.

“As we move to a mix of traditional media and programmatic buying, it is vital to have someone run that business who has tremendous expertise in both areas,” said Barrett. “Jason and I worked together at Admeld before our acquisition by Google and he continued as Chief Revenue Officer afterward, driving a successful and scaled business. His proven track record of sales leadership in complex, fast-growing markets makes him the ideal candidate and we’re thrilled to have Jason on board to lead our efforts.”

Kelly brings a tremendous depth of knowledge and experience to Millennial Media. Most recently, Jason was CEO of Sociomantic, a company that helped some of the largest retailers with their e-commerce strategies through re-targeting and programmatic solutions. Sociomantic was recently acquired by Dunhumby, a UK-based company and Tesco subsidiary. Prior to Sociomantic, Jason held executive sales management positions at a number of leading global brands - including Google/Admeld, Time Inc., RAPT (a Microsoft subsidiary) and Virgin America. He will be based in New York.

“We’ve never been in a more exciting time in mobile, with programmatic products giving us new solutions for brands and agencies,” said Kelly. “Millennial Media’s strategy to build the leading independent and fully mobile marketplace positions us to capture a larger share of this increasingly important advertising market. I’m excited to lead the Company’s sales team as we help the world’s largest marketers reach their audiences in mobile.”

This addition to the leadership team underscores the importance of Millennial Media’s traditional managed media business even as it expands its programmatic capabilities. Last week the company announced it has signed a definitive agreement to acquire Nexage, one of the world’s leading SSPs and RTB exchanges. Kelly’s experience in both arenas gives him tremendous strength to lead the sales team as the industry evolves.

About Millennial Media

Millennial Media is the leading independent mobile ad platform company, supporting the world’s top brands and mobile content providers. The company’s unique data and technology assets enable its clients to connect with their target audiences as they move across screens, media, and moments. Millennial Media drives meaningful results at scale through a diverse suite of products fueled by innovation and the industry’s smartest minds. For more information, visit www.millennialmedia.com.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding our proposed acquisition of Nexage and the planned integration of our two businesses. These statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from those expressed or implied by such statements.  These risks and uncertainties include but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the satisfaction of conditions to completing the transaction, including the ability to secure regulatory approvals and approval by Millennial’s stockholders of the issuance of shares in connection with the proposed acquisition; the risk that, even if it is completed, we may not realize the expected benefits from the acquisition; our ability to successfully integrate Nexage’s business if the acquisition is completed; risks related to the successful offering of the combined company’s products and services; and other risks described in Millennial’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://investors.millennialmedia.com.  All forward-looking statements are based on information available to us as of the date hereof, and Millennial does not assume any obligation and does not intend to update any forward-looking statements, except as required by law.

Additional Information about the Proposed Acquisition and Where You Can Find It

Millennial Media, Inc. (“Millennial”) plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Millennial to be held for the purpose of voting on the issuance of the shares of Millennial common stock to be issued in connection with the proposed acquisition (the “Shares”).  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE ISSUANCE OF THE SHARES CONTEMPLATED BY THE PROPOSED ACQUISITION, MILLENNIAL SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by Millennial with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Millennial may obtain free copies of the documents filed with the SEC by contacting Millennial’s Investor Relations department at (410) 522-8705, or Investor Relations, Millennial Media, Inc., 2400 Boston Street, Suite 201, Baltimore, Maryland  21224.  You may also read and copy any reports, statements and other information filed by Millennial with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Interests of Certain Participants in the Solicitation

Millennial and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Millennial in favor of the proposed transaction. A list of the names of Millennial’s executive officers and directors, and a description of their respective interests in Millennial, are set forth in the proxy statement for Millennial’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2014, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Millennial will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Millennial’s executive officers and directors in the proposed transaction by reading the proxy statement when it becomes available.

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Investor Relations Contact

Joe Wilkinson

(443) 681-6238

IR@millennialmedia.com

Press Contact:

Todd Cadley

(917) 521-6039

tcadley@millennialmedia.com